TELE NORTE CELULAR PARTICIPACOES S.A.
                         CNPJ/MF No. 02.558.154/0001-29
                                NIRE 5330000576 1
                            (a Publicly-held Company)

                  MINUTES OF THE EXTRAORDINARY GENERAL MEETING
                             held on August 7, 2002

Date, time and place:
On August 7, 2002, at 2:00 p.m., at the headquarters of Tele Norte Celular Participacoes S.A. ("Tele Norte" or "Company"), in the City of Brasilia, Federal District, at SCN, Quadra 3, Bloco A, mezzanine.

Call Notice:
The shareholders of Tele Norte were convened by a call notice published in both the Official Gazette of the Federal District and the newspaper Gazeta Mercantil on July 23, 24 and 25, 2002.

Attendance:
Shareholders representing a majority of the capital stock of Tele Norte, as per the signatures entered in the Shareholders Attendance Book. Tele Norte's Economic and Financial Officer, Mr. Joao Cox Neto, and its General Counsel, Mr. Jose Carnos, we present, representing the Tele Norte Senior Management. Mr. Augusto Cezar Calazans Lopez was also present, representing the Company's Audit Committee.

Presiding Board:
After the installation quorum was verified, the Extraordinary General Meeting was called to order by Mr. Joao Cox Neto, Tele Norte's Economic and Financial Officer, pursuant to article 16 of the Company's Bylaws. The meeting then elected the Chairman and the

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This page is an integral part of the Minutes of the Extraordinary General
Meeting of Tele Norte Participacoes S.A. held on August 7, 2002.


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Secretary of the Extraordinary General Meeting. Mr. Jose Inacio Cercal Fucci and
Ms. Beatriz M. de Barros were unanimously elected Chairman and Secretary of the meeting, respectively, by the vote of the shareholders in attendance, abstaining from voting the shareholders Caixa de Previdencia dos Funcionarios do Banco do Brasil - Previ, Fundacao Petrobras de Seguridade Social - Petros, Emerging Markets Growth Fund Inc., Capital Guardian Emerging Markets Equity Fund for Tax-Exempt Trust, Andre Leal Faoro and the minority shareholders managed by Globalvest Management Company L.P. ("Globalvest").

Agenda:
As resolved in a Meeting of the Board of Directors of Tele Norte held on July 22, 2002, the agenda for this Extraordinary General Meeting contemplates: "(a) removal from office of Messrs. Gunnar Birger Vinof Vikberg, Renato Carvalho Franco, Gustavo Henrique de Barroso Franco, Mauro Eduardo Guizeline, Jose Luiz de Salles Freire and Andre Leal Faoro, currently members of the Board of Directors; (b) election of the new members; and (c) election of the Chairman and Vice Chairman of the Board of Directors."

Resolutions:
The Chairman informed that the minutes of this Extraordinary General Meeting shall be drawn up in summary form and that the shareholders may explain their vote in a separate document, which shall be attached to these minutes and filed at the Company's headquarters.

The Chairman first stated that the Company had been notified of the content of the judicial decisions handed down in ordinary actions Nos. 2002.34.00.011448-2 and 2002.34.00.018552-3, both under way at the 22nd Lower Federal Court in the Federal District, brought by Newtel and Telpart, and already ratified by a decision of the 1st Panel of the Regional Federal Court - First Circuit and by a decision rendered by the 22nd Lower Federal Court in the Federal District on August 6, 2002, which denied the request made by the minority shareholders managed by Globalvest that the fist-instance decision that granted advance relief be

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reconsidered. These decisions shall be filed at the Company's headquarters as docs. 1 through 6.

For this reason, the Chairman informed that it would be recorded in these Minutes that the right to vote and to veto of the minority shareholders managed by Globalvest was suspended with regard to removal from office and election of the members of the Board of Directors and the Audit Committee of Tele Norte, in this Extraordinary General Meeting and in subsequent meetings, until a final pronouncement is made by ANATEL in Administrative Proceeding for Nonperformance of Obligations ("PADO") No. 53500000066/2002.

The minority shareholders managed by Globalvest submitted a protest for having been prohibited from voting, which shall be filed at the Company's headquarters as doc. 7. The shareholder Telpart presented its statement (doc. 8) regarding the protest made by the minority shareholders managed by Globalvest.

The Chairman further explained that the Company had been notified of the content of Official Letter No. 809/2002/GPR-ANATEL, through which ANATEL denied the petition for staying effects filed by Globalvest in an appeal lodged against ANATEL Act No. 26662 of June 25, 2002, which shall be filed at the Company's headquarters as docs. 9 and 10.

After having provided the preliminary information mentioned above, the Chairman moved on to discuss and resolve on item (i) of the agenda, referring to removal from office of Messrs. Gunnar Birger Vinof Vikberg, Renato Carvalho Franco, Gustavo Henrique de Barroso Franco, Mauro Eduardo Guizeline, Jose Luiz de Salles Freire and Andre Leal Faoro.

The shareholders Telpart, CVC/Opportunity Equity Partners LP, Opportunity Fund, Agenco Engenharia e Construcoes Ltda., MGF Incorporacoes Ltda., Rhodes Participacoes Ltda., Opportunity Logica II Fundo de Investimento em Acoes, Opportunity Copel Fundo de

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Investimento em Acoes, Opp I Fundo de Investimento em Acoes, Dorio Feman, Parcom
Participacoes S.A., Beatriz Marques de Barros, Jose Inacio Cercal Fucci and Danielle Silbergleid Ninio proposed a motion for removal from office of Messrs.Gunnar Birger Vinof Vikberg, Renato Carvalho Franco, Gustavo Henrique de Barroso Franco, Mauro Eduardo Guizeline, Jose Luiz de Salles Freire and Andre Leal Faoro.

The matter was put up for consideration and the motion was approved by a majority vote, with the shareholders Emerging Markets Growth Fund Inc. and Capital Guardian Emerging Markets Equity Fund for Tax-Exempt Trust abstaining from voting, and shareholder Andre Leal Faoro casting a dissenting vote in a separate instrument, which shall be filed at the Company's headquarters as doc. 11.

As to item (ii) of the agenda, referring to the election of new members for the Board of Directors of Tele Norte, the Chairman of the Meeting initially stated that the Company received a letter signed by the minority shareholders managed by Globalvest, requesting the adoption of a multiple voting procedure, which in the understanding of the Presiding Board, was rendered invalid by the aforementioned decisions, which prohibited these shareholders from exercising their voting rights.

The Chairman then mentioned receipt of the request for adoption of a multiple voting procedure made by the shareholders Emerging Markets Growth Fund Inc. and Capital Guardian Emerging Markets Equity Fund for Tax-Exempt Trust.

With regard to the prerogative granted under article 141, paragraph 4, II of Law 6404/76, the Chairman asked the shareholders in attendance whether the right of the holders of preferred shares qualified under such legal provision would be exercised, and no such request was made by holders of preferred shares holding over 10% of the capital stock of the Company.

The shareholder Telpart submitted a proposal to the effect that 11 seats on the Board of

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Directors of Tele Norte be filled, which was unanimously approved by the shareholders present.

The attendees unanimously agreed that, as a result of the adoption of the multiple voting procedure, Emerging Markets Growth Fund Inc. and Capital Guardian Emerging Markets Equity Fund for Tax-Exempt Trust would be entitled to elect 1 member of the Board of Directors, and that Telpart would be entitled to elect the other 10 members of the Board. Thus, the following members, identified below, were elected to serve on the Board of Directors of Tele Norte for a term of office of three (3) years, with the same compensation currently paid.

The 10 first sitting members and respective alternates were elected by nomination and vote of Telpart, which was supported by the votes of Previ and Petros and CVC/Opportunity Equity Partners LP, Opportunity Fund, Agenco Engenharia e Construcoes Ltda., MGF Incorporacoes Ltda., Rhodes Participacoes Ltda., Opportunity Logica II Fundo de Investimento em Acoes, Opportunity Copel Fundo de Investimento em Acoes, Opp I Fundo de Investimento em Acoes, Dorio Feman, Parcom Participacoes S.A., Beatriz Marques de Barros, Jose Inacio Cercal Fucci and Danielle Silbergleid Ninio, whereas the 11th sitting member and respective alternate were elected by nomination and vote of the shareholders Emerging Markets Growth Fund Inc. and Capital Guardian Emerging Markets Equity Fund for Tax-Exempt Trust.

1) Mr. Arthur Joaquim de Carvalho, Brazilian, married, business administrator, bearer of Identity Card No. 3749, issued by CRA/BA, and enrolled in the Individual Taxpayers' Register (CPF) under No. 147.896.475-87, resident and domiciled in the City of Rio de Janeiro, State of Rio de Janeiro, with offices at Av. Presidente Wilson, 231, 28th floor, as a sitting member of the Board of Directors; and Mr. Francisco Antunes Maciel Mussnich, Brazilian, married, attorney, bearer of Identity Card OAB/RJ No. 30.630, issued by OAB/RJ, and enrolled in CPF under No. 531.915.447-04; resident and domiciled in the City of Rio de

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Janeiro, State of Rio de Janeiro, with offices at Av. Almirante Barroso, 52,
32nd floor, as his respective alternate;

2) Mr. Jacques de Oliveira Pena, Brazilian, married, bank employee, bearer of Work Card (CTPS) No. 28606-449, and enrolled in CPF under No. 314.527.876-20, with address at SHIN, QL 03, conjunto 05, casa 17, Brasilia, Federal District, as a sitting member, and Mr. Bruno Seidler, Brazilian, married, retired, bearer of Identity Card No. 2.004.561.276, issued by SSP/RS, and enrolled in CPF under No. 029.618.490.04, with address at SHIN 16, conjunto 02, CS 16, Brasilia, Federal District, as his respective alternate;

3) Ms. Veronica Valente Dantas, Brazilian, divorced, business administrator, bearer of Identity Card No. 1.083.309, issued by SSP-BA, and enrolled in CPF under No. 262.853.205-00, resident and domiciled in the City of Rio de Janeiro, State of Rio de Janeiro, with offices at Av. Presidente Wilson, 231, 28th floor, as a sitting member of the Board of Directors; and Mr. Bruno Camara Soter da Silveira, Brazilian, married, attorney, bearer of Identity Card OAB/RJ No. 82.545, and enrolled in CPF under No. 014.024.917-60, resident and domiciled in the City of Rio de Janeiro, State of Rio de Janeiro, with offices at Av. Almirante Barroso, 52, 32nd floor, as her respective alternate;

4) Mr. Nelson Sampaio Bastos, Brazilian, married, bank employee, bearer of Identity Card No. 2377151, issued by SSP/SP, and enrolled in CPF under No. 026.791.248-04, with address at Rua Oswaldo Leite Ribeiro, 222, in the City of Sao Paulo, State of Sao Paulo, as a sitting member; and Mr. Franklin Madruga Luzes, Brazilian, married, civil engineer, bearer of Identity Card No. 16386-D, issued by CREA - 5th Region, and enrolled in CPF under No. 028.469.507-68, with address at Rua Real Grandeza, 275, 101, in the City of Rio de Janeiro, State of Rio de Janeiro, as his respective alternate;

5) Mr. Marcos Nascimento Ferreira, Brazilian, single, engineer, bearer of Identity Card No. 24138/D, issued by CREA-BA, and enrolled in CPF under No. 489.614.185-72, resident and

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domiciled in the City of Rio de Janeiro, State of Rio de Janeiro, with offices at Av. Presidente Wilson 231, 28th floor, as a sitting member of the Board of Directors; and Mr. Carlos Bernardo Torres Rodenburg, Brazilian, married, business administrator, bearer of Identity Card No. 921.058, issued by SSP/BA, and enrolled in CPF under No. 101.087.425-04, resident and domiciled in the City of Sao Paulo, State of Sao Paulo, with offices at Av. Brigadeiro Faria Lima, 2179, 1st floor, Jardim Paulistano District, as his respective alternate;

6) Mr. Jose Leitao Viana, Brazilian, married, economist, bearer of Identity Card No. 117.1996, issued by SSP/DF, and enrolled in CPF under No. 020.158.117-53, with address at Rua Maripa, 50, 801, Serra District, in the City of Belo Horizonte, State of Minas Gerais, as a sitting member; and Mr. Jorge de Mores Jardim Filho, Brazilian, married, engineer, bearer of Identity Card No. 122.328, issued by SSP/GO, and enrolled in CPF under No. 029.133.721-04, with address at SHIS, QI 03, conjunto 10, casa 10, Lago Sul, Brasilia, Federal District, as his respective alternate;

7) Ms. Maria Amalia Delfim de Melo Coutrim, Brazilian, married, economist, bearer of Identity Card No. 12.944, issued by MTB/CRE, and enrolled in CPF under No. 654.298.507-72, resident and domiciled in the City of Rio de Janeiro, State of Rio de Janeiro, with offices at Av. Presidente Wilson, 231, 28th floor, as a sitting member of the Board of Directors, and Mr. Paulo Cezar Aragao, Brazilian, divorced, attorney, enrolled in OAB/RJ under No. 21.560, and enrolled in CPF under No. 174.204.407-78, resident and domiciled in the City of Rio de Janeiro, State of Rio de Janeiro, with offices at Av. Almirante Barroso, 52, 32nd floor, as her respective alternate;

8) Mr. Jorge da Cunha Fernandes, Brazilian, married, economist, bearer of Identity Card No. 7.637, issued by SSP/DF, and enrolled in CPF under No. 021.056.087-87, with address at SHIS, quadra 07, conjunto 16, casa 21, Brasilia, Federal District, as a sitting member; and Mr. Joao Antonio de Maia Filho, Brazilian, married, retired, bearer of Identity Card No. 188,

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issued by CRA/PA, and enrolled in CPF under No. 004.982.032-04, with address at
Rua 09, 101, Edificio Viena, apt. 101, in the City of Goiania, State of Goias, as his respective alternate;

9) Mr. Rodrigo Bhering Andrade, Brazilian, married, attorney, bearer of Identity Card OAB/DF No. 7.781, and enrolled in CPF under No. 489.614.185-72, resident and domiciled in the City of Sao Paulo, State of Sao Paulo, with offices at Av. Brigadeiro Faria Lima, 2.179, 1st floor, Jardim Paulistano District, as a sitting member of the Board of Directors; and Ms. Danielle Silbergleid Ninio, Brazilian, married, bachelor of law, bearer of Identity Card No. 09896765-6, issued by IFP/RJ, and enrolled in CPF under No. 016.744.087-06, resident and domiciled in the City of Rio de Janeiro, State of Rio de Janeiro, with offices at Av. Presidente Wilson, 231, 28th floor, as his respective alternate;

10) Mr. Marco Antonio Horta Pereira, Brazilian, married, economist, bearer of Identity Card No. 582.167, issued by SSP/AM, and enrolled in CPF under No. 159.755.172-49, with address at Rua do Ouvidor, 98, 8th floor, in the City of Rio de Janeiro, State of Rio de Janeiro, as a sitting member; and Mr. Frederico Santana Sampaio, Brazilian, single, economist, bearer of Identity Card No. 1.104.439, issued by SSP/SE, and enrolled in CPF under No. 532.166.445-53, with address at Rua do Ouvidor, 98, 8th floor, in the City of Rio de Janeiro, State of Rio de Janeiro, as his respective alternate;

11) Mr. Paulo Conte Vasconcellos, Brazilian, married, business administrator, bearer of Identity Card No. 7.016.900.156, and enrolled in CPF under No. 387452910-04, resident and domiciled in the City of Sao Paulo, State of Sao Paulo, with offices at Av. Professor Alceu Maynardi, 443, bl. 02, apt. 42, as a sitting member of the Board of Directors; and Mr. Luis Alberto de Castro Falleiros, Brazilian, married, economist, bearer of Identity Card No. 6.855.739, and enrolled in CPF under No. 024.351.768-80, resident and domiciled in the City of Sao Paulo, State of Sao Paulo, with offices at Rua Jose de Oliveira Lamberti, 103, as his respective alternate.


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For the purposes of the provisions of article 4 of CVM Ruling No. 367 of May 29,
2002, the Chairman informed that he received the statements and resumes of Messrs. Arthur Joaquim de Carvalho, Francisco Antunes Maciel Mussnich, Veronica Valente Dantas, Bruno Camara Soter da Silveira, Marcos Nascimento Ferreira, Carlos Bernardo Torres Rodenburg, Maria Amalia Delfim de Melo Coutrim, Paulo Cezar Aragao, Rodrigo Bhering Andrade, Danielle Silbergleid Ninio, Jacques de Oliveira Pena, Bruno Seidler, Nelson Sampaio Bastos, Franklin Madruga Luzes, Jorge da Cunha Fernandes, Joao Antonio de Maia Filho, Jose Leitao Viana, Jorge de Moraes Jardim Filho, Marco Antonio Horta Pereira, Frederico Santana Sampaio, Paulo Conte Vasconcellos and Luis Alberto de Castro Falleiros, hereby elected to serve on the Board of Directors of Tele Norte. For the purposes of the aforementioned normative act, these resumes and statements shall be filed at the Company's headquarters as doc. 12.

The shareholder Andre Leal Faoro abstained from voting on item (ii) of the agenda of this Extraordinary General Meeting.

With regard to item (iii) of the agenda, relating to the election of the Chairman and Vice Chairman of the Board of Directors of Tele Norte, the shareholders Telpart, CVC/Opportunity Equity Partners LP, Opportunity Fund, Agenco Engenharia e Construcoes Ltda., MGF Incorporacoes Ltda., Rhodes Participacoes Ltda., Opportunity Logica II Fundo de Investimento em Acoes, Opportunity Copel Fundo de Investimento em Acoes, Opp I Fundo de Investimento em Acoes, Dorio Feman, Parcom Participacoes S.A., Beatriz Marques de Barros, Jose Inacio Cercal Fucci and Danielle Silbergleid Ninio submitted a proposal to elect Mr. Arthur Joaquim de Carvalho and Ms. Veronica Valente Dantas, respectively, Chairman and Vice Chairman of the Board of Directors of Tele Norte.

The matter was put up for consideration and the proposal of shareholder Telpart was approved by a unanimous vote of the shareholders present, with the shareholders Caixa de Previdencia dos Funcionarios do Banco do Brasil - Previ, Fundacao Petrobras de Seguridade

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Social - Petros, Emerging Markets Growth Fund Inc., Capital Guardian Emerging
Markets Equity Fund for Tax-Exempt Trust and Andre Leal Faoro abstaining from voting.

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Adjournment:
There being no further business to transact, the meeting was adjourned and these minutes drawn up in summary form (article 130, paragraph 1 of Law 6404/76). After having been read and found to be in order, these minutes were signed by the shareholders that formed the quorum necessary to render the resolutions valid. Publication of these minutes without all signatures is authorized pursuant to article 130 of Law 6404/76.

                            Brasilia, August 7, 2002


   Jose Inacio Cercal Fucci                           Beatriz Marques de Barros
           Chairman                                           Secretary



Shareholders present:



Telpart Participacoes S.A.                    CVC/Opportunity Equity Partners LP


        OPP I FIA                                        Opportunity Fund


   Opportunity Copel FIA                              Opportunity Logica II FIA



 Parcom Participacoes S.A.                           Rhodes Participacoes Ltda.



MGF Incorporacoes Ltda. Ltda.                                Dorio Ferman

Agenco Engenharia e Construcoes Ltda.              Brazvest Fund Delaware LLC

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  Globalvest Hedge Delaware LLC.                    Globalvest Value Holdings
                                                           Delaware LLC



  Latinvest Fund Delaware LLC.                  Latinvest Holdings Delaware LLC.



Latinvest Partners Delaware LLC                     Utilivest II Delaware LLC.



   Utilivest II Delaware LLC                        Brazvest Fund Delaware LLC


       Andre Leal Faoro                               Marcelo Santos Barbosa



 Utilivest III Delaware LLC.                  Capital Guardian Emerging Markets
                                              Equity Fund for Tax-Exempt Trust



 Danielle Silbergleid Ninio                   Emerging Markets Growth Fund Inc.


 Caixa de Previdencia dos Funcionarios            Fundacao Petrobras de
      do Banco do Brasil - Previ                    Seguridade Social


    Beatriz Marques de Barros                     Jose Inacio Cercal Fucci

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Meeting of Tele Norte Participacoes S.A. held on August 7, 2002.